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                                                                    EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), dated January 27, 1999, is made by and between Empower Health Corporation a Texas corporation (the "Company" or "Employer"), and Susan M. Georgen-Saad, an individual residing in Travis County, Texas (the "Employee").

                            PRELIMINARY STATEMENTS

     Employer desires to secure the services of Employee, and Employee desires to be engaged by Employer, in accordance with the terms and conditions herein set forth.

                            STATEMENT OF AGREEMENT

     NOW, THEREFORE in consideration of the premises and the covenants contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                             ARTICLE I.  POSITION

     Section 1.1 Position. Employer hereby employs Employee in the position of Chief Financial Officer. Employee shall also be a member of the Office of the President.

                           ARTICLE II.  COMPENSATION

     Section 2.1 Base Salary. During her employment, Employee shall be paid at the rate of $150,000 per year (subject to applicable withholding) or such higher amount, if applicable, as determined pursuant to the provisions of subsections (a) and (b) herein ("Base Pay"), payable in accordance with Employer's regular payroll practices.

     Section 2.2  Stock Options.

     (a) Employee shall be granted an initial option to purchase 45,000 shares of Employer's Common Stock pursuant to Employer's stock option plan on such terms as shall be established by the Board of Directors.

     (b) In the event Employer consummates a firm commitment underwritten public offering of Employer's securities (the "IPO") or (ii) the acquisitionof the Employer (the "Acquisition") whether by merger, regornization, sale of all or substantially all of its assets, or by other means (collectively, the IPO and the Acquisition are the Liquidation"), Employee shall be granted an option to purchase an additional 20,000 shares of Employer's Common Stock prusuant to Employer's stock option plan on such terms as shall be established by the Board of Directors.

     (c) The exercise price for each option granted pursuant to this Section 2.2 shall be the fair market value of Employer's Common Stock on the date of grant as established by the Board of Directors in its sole discretion. Employee shall be required to enter into any stock purchase or

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related agreement that the Board of Directors approves as a condition to the issuance of such Common Stock. Any option granted pursuant to this Agreement shall become fully vested and immediately exercisable upon the occurrence of any event set forth in Sections 4.3(a), (b), (e) or (f) herein.

     Section 2.3 Bonus. In addition to Employee's Base Salary, Employee shall be entitled to such bonus compensation as Employee may be awarded, from time to time, by the Board of Directors (or appropriate committee) of Employer.

     Section 2.4 Car Allowance. During her employment, Employee will be entitled to a car allowance of $600 per month, payable in accordance with Employer's regular payroll practices.

     Section 2.5  Benefits.   Employee shall be entitled to a total of six weeks
per year paid time-off which may be used at the discretion of Employee and which shall be in lieu of any paid vacation and sick time. Such time-off shall accrue monthly. In addition, Employee shall be eligible to participate in the employee benefit plans and executive compensation programs applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, and similar plans or programs, subject, in each case, to the generally applicable terms and conditions of the applicable plan or program in question and to the determination of any committee administering such plan or program.


                   ARTICLE III.  DUTIES AND RESPONSIBILITIES

     Section 3.1 Duties and Responsibilities. Employee shall properly perform the duties as may be assigned to her or laid out by Employer as duties or responsibilities of the Employee. Employee shall devote all of her business time to the performance of her duties hereunder.

                       ARTICLE IV.  TERM AND TERMINATION

     Section 4.1 Term. Subject to the rights of either party to terminate this Agreement as set forth in Section 4.2 of this Agreement, Employer shall employ Employee on an exclusive basis. Employee hereby agrees to be employed exclusively by the company for the term of this Agreement and such employment shall commence on the date hereof and shall continue for a period of twenty-four months (the "Term"), unless terminated earlier in accordance with Section 4.2.

     Section 4.2 Termination. In the event Employee is discharged or in the event Employee resigns, then, upon such occurrence, this Agreement shall be deemed terminated and the Employer shall be released from all obligations to Employee with respect to this Agreement, including, but not limited to, compensation to Employee, except obligations accrued prior to such date of termination or resignation and except as provided in Section 4.3. Notwithstanding anything to the contrary contained in this Agreement, either party shall have the right to terminate this Agreement at any time.

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     Section 4.3  Severance Pay.  In the event of termination and in exchange for entering into a General Release of Claims and Settlement Agreement with the Company, Employee shall be entitled to compensation equal to six (6) months of Base Pay and continuation of any health care insurance for a period of six (6) months (collectively, the "Severance Benefits"), in accordance with the following:

     (a) If this Agreement is terminated by the Company prior to the expiration of the Term of this Agreement and such termination is not for Cause (as defined below), Employee shall be entitled to Severance Benefits, payable in accordance with the Company's normal and customary policies.

     (b) If Employee's employment is terminated by reason of a disability, Employee shall be entitled to Severance Benefits, payable in accordance with the Company's normal and customary policies.

     (c) If (i) Employee voluntarily terminates her employment, (ii) the Company terminates this Agreement for Cause, or (iii) if Employee's employment is terminated by reason of her death, Employee shall not be entitled to receive any additional salary, bonus or benefits beyond those earned or accrued as of the effective date of the termination of her employment.

     (d) For purposes of this Agreement, "Cause" means (i) Employee's repeated material neglect of her duties on a general basis (other than as a result of illness or disability), notwithstanding the expiration of a thirty (30) day cure period, (ii) the commission by Employee of any acti of fraud, theft or criminal dishonesty with respect to the Company or any of its subsidiaries or affiliates, or the conviction of Employee of any felony, (iii) the commission of any act involvin gmoral turpitude which (A) brings the Company or any of its affiliates into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of the Company or any of its affiliates, and (iv) any material breach by Employee of this Agreement.

     (e) If Employee voluntarily terminates her employment within ninety (90) days after (i) a material reduction in Employee's compensation or benefits (other than a reduction that generally effects all Employees entitled to such benefits) or (ii) a requirement to relocate her principal place of employment outside a radius of fifty (50) miles from her place of employment immediately prior to such requirement, then such termination shall be deemed to be a termination by the Company not for Cause.

     (f) Notwithstanding the provisions set forth in Section 4.3(a), in the event Employee is terminated without Cause by the Company at any time during the period commencing on the closing date of an Acquisition and ending on the first anniversary thereof, Employee shall be entitled to receive twelve (12) months of Base Pay and continuation of any health care insurance for a period of twelve
(12) months in lieu of the Severance Benefits.

                     ARTICLE V.  CONFIDENTIAL INFORMATION

     Section 5.1 Disclosure of Confidential Information. Employee acknowledges that certain information, whether written or oral, concerning the Employer and/or the Business,

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including, but not limited to, general business operations or any other ideas and or items relating to the business of the Employer (referred to herein as "Confidential Information"), whether prepared or generated by Employee or the Employer pursuant to this Agreement, or otherwise coming into the possession or knowledge of Employee, shall remain the exclusive, confidential property of the Employer except to the extent expressly authorized in writing by the Employer for dissemination. Employee further acknowledges and agrees that all such Confidential Information constitutes trade secrets of the Employer.

     During the term of this Agreement and the Restricted Period (as defined in Section 5.8 hereof) Employee shall not disclose any of such Confidential Information to any third party without the prior written consent of the Employer, and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information. Employee shall not use any of such Confidential Information in any manner whatsoever during the Restricted Period, without the Employer's express prior written consent. In consideration of the obligations undertaken by the Employer herein, Employee will not, at any time during or after her employment hereunder, reveal divulge or make known to any person, any Confidential Information acquired by Employee during the course of her employment. Without in any manner limiting the generality of the foregoing obligation, Employee agrees that Employee shall not, directly or indirectly, undertake or attempt to undertake any of the following activities:

     (a) disclose any Confidential Information to any other person or entity;

     (b) use any Confidential Information for Employee's own purposes;

     (c) authorize or permit any other person or entity to use, copy, disclose, publish or distribute any Confidential Information; or

     (d) undertake or attempt to undertake any activity the Company is prohibited from undertaking or attempting to undertake by any of its present or future clients, customers. suppliers, vendors. consultants, agents or contractors.

As used in this Agreement, the term "Confidential Information" means any knowledge, information or property relating to, or used or possessed by, the Company, and includes, without limitation, the following: trade secrets, patents, copyrights, software (including, without limitation, all programs, specifications, applications, routines, subroutines, techniques and ideas for formulae); concepts, data, drawings, designs and documents; names of clients, customers, Employees, agents, contractors. and suppliers; marketing information; financial information and other business records- and all copies of any of the foregoing, including notes, extracts, memoranda prepared or suffered or directed to be prepared by Employee based on any Confidential Information. Employee agrees that all information possessed by him/him, or disclosed to her or to which Employee obtains access during the course of Employee's employment with the Company shall be presumed to be Confidential Information under the terms of this Agreement, and the burden of proving otherwise shall rest with Employee.

     Section 5.2 Return of Confidential Information. Upon termination of Employee's employment with the Company for any reason, Employee agrees not to retain or remove from the Company's premises any records, files or other documents or copies thereof or any other

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Confidential Information whatsoever, and Employee agrees to surrender same to the Company, wherever it is located, immediately upon termination of Employee's employment.

     Section 5.3 Assignment of Intellectual Property. During the period of Employee's employment with the Company, all processes, products, methods, improvements, discoveries, inventions, ideas, creations, trade secrets, know-how, machines, programs, designs, routines, subroutines, techniques, ideas for formulae, writings, books and other works of authorship, business concepts, plans, projections and other similar items as well as all business opportunities, conceived, designed, devised, developed, perfected or made by the Employee, whether alone or in conjunction with others, and related in any manner to the actual or anticipated business of the Company or to actual or anticipated areas of research and development (collectively, the "Intellectual Property"), shall be promptly disclosed to and become the property of the Company, and Employee hereby assigns. transfers and conveys the Intellectual Property to the Company. Employee further agrees to make and provide to the Company any documents, instruments or other materials necessary or advisable to vest, secure, evidence or maintain the Company's ownership of the Intellectual Property, and patents, copyrights, trademarks and foreign and domestic property rights with respect to the Intellectual Property. The term "Intellectual Property" shall be given the broadest interpretation possible and shall include any Intellectual Property conceived, designed, devised, developed, perfected, or made by the Employee during off-duty hours and away from the Company's premises, as well as to those conceived, designed, devised, developed, perfected, or made in the regular course of Employee's performance.

     Section 5.4 Non-competition Agreement. Employee acknowledges that the Company has provided and may provide additional special training (including, without limitation, training relating to programming, servicing or marketing of sophisticated computer programs and services related to healthcare and to the Internet) to Employee to enable Employee to perform Employee's duties as an employee of the Company. As a result, Employee agrees that, during the restricted period (as herein defined) (if such termination is with Cause, or results from Employee's resignation or disability) Employee shall not, in the United States (the "Geographic Area") (i) directly or indirectly engage in, consult with, be employed by or be connected with any business or activity with a third party, in the field of consumer healthcare software products and services, which directly or indirectly competes with the Company's business (a "Competing Business"), (ii) solicit any business from any of the Company's current or former clients, (iii); assist others to open or operate any Competing Business; or (iv) solicit, recommend or induce employees of the Company to terminate their employment with the Company.

     Section 5.5 Nonsolicitation Agreement. During the Restricted Period, Employee will not without the express prior written approval of the Board of Directors of the Company (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any Competing Business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date the Employee or the Competing Business employs or seeks to employ such person) employed or retained by the Company.

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Notwithstanding the foregoing, nothing herein shall prevent the Employee from providing a letter of recommendation to an employee with respect to a future employment opportunity.

     Section 5.6  Reasonableness of Covenants.  Employee has carefully read this
Article 5 and agrees and acknowledges that the limitations as to time, geographical area and scope of activity to be restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and business interests of the Company. Employee has agreed to the foregoing covenants because (a) Employee recognizes that the Company has a legitimate interest in protecting the confidentiality of its business secrets (including the Confidential Information), (b) Employee agrees that such non-competition agreement is not oppressive to him nor injurious to the public, (c) the Company bas provided specialized and valuable training and information to Employee, and
(d) the Company would not have entered into this Agreement without Employee's agreement the covenants set forth in this Article 5. Employee further understands and agrees that, if at some later date, a court of competent jurisdiction determines the scope, duration or geographic area of any covenant set forth in this Article 5 to be over broad or unenforceable for any reason. these covenants shall be reformed by the court, pursuant to Tex. Bus. & Co. Code Am. Section 15.50(2) (or any successor provision) and enforced to the maximum extent permissible under Texas law.

     Section 5.7  Remedies.  If Employee breaches the agreement set forth in
Article 5 of this Agreement, the Employer will be entitled to the following remedies:

     (a) damages from Employee; and

     (b) in addition to its right to damages and any other rights the Employer may have, Employer shall be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Article 5 of this Agreement, it being agreed that money damages alone may be inadequate to compensate the Employer and would be an inadequate remedy for such breach.

     Section 5.8 Restricted Period. The term "Restricted Period" as used in this Agreement, shall mean the period of Employee's actual employment hereunder, plus one year after the date Employee is actually no longer employed by the Employer as a consequence of the expiration or termination of this Agreement, Employee's resignation, or termination for any reason.

                          ARTICLE VI.  MISCELLANEOUS

     Section 6.1 Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the parties with respect to the subject matter herein set forth, and supersedes all prior agreements by and between the parties.

     Section 6.2 Amendments. This Agreement may not be amended, altered or terminated except in writing.

     Section 6.3 Invalidity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not invalidate, make unenforceable or otherwise effect any other provision of this Agreement, which shall remain in full force and effect.

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     Section 6.4  Further Assurances. The parties agree that they will at any time and from time to time, upon request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the purpose or intent of the provisions of this Agreement.

     Section 6.5 Inurement. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     Section 6.6 Notices. All notices of requests, demands or other communications required or to be given hereunder shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail postage prepaid, by registered or certified mail (return receipt requested), to the address or addresses indicated below and shall be deemed given when received by the address thereof:


                To Employer:            Donald W. Hackett, President
                                        Empower Health Corporation
                                        8920 Business Park Drive
                                        Longhorn Suite
                                        Austin, TX  78759


                To Employee:            Susan M. Georgen-Saad
                                        4906 Mantle Drive
                                        Austin,Texas  78746

                                        --------------------------------------

Or at such other address or addresses as may be expressly designated by either party by notice given in accordance with the foregoing provision.

     Section 6.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 6.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association in Austin, Travis County, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall not be appealable.

     Section 6.9 Gender. Wherever herein the singular number is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

     Section 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which taken together shall constitute but one agreement.

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     Section 6.11 Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 6.12 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver of any subsequent breach by either party. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or any prior or subsequent time.

                           (SIGNATURE PAGE FOLLOWS)

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first written above.

                                       EMPLOYER:

                                       EMPOWER HEALTH CORPORATION



                                       By: \s\ D. Hackett
                                           ------------------------------

                                       Name:  Don Hackett
                                       Title: CEO



                                       EMPLOYEE:



                                       By: \s\ Susan M. Georgen-Saad
                                           ------------------------------


                                       Name:  Susan M. Georgen-Saad


                     Empower Health - Employment Agreement